UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 11, 2008

GOLDEN OVAL EGGS, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address of principal executive offices)	(Zip Code)

(320) 329-8182

Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Items under Sections 2 through 9 are not applicable and therefore omitted.

Item 1.01               Entry Into a Material Definitive Agreement.

                Golden Oval Eggs, LLC and certain of its affiliates (collectively the “Company”) are parties to an Amended and Restated Credit Agreement dated June 30, 2006, which has been amended by a First Amendment to the Amended and Restated Credit Agreement dated April 30, 2007, by a Second Amendment to the Amended and Restated Credit Agreement dated October 19, 2007 and an “Extension Agreement” dated December 13, 2007.  The Amended and Restated Credit Agreement as amended by the various amendments and the extension agreement is referred to herein as the “Amended Credit Agreement”.  On March 11, 2008, the Company, COBANK ACB (the “Administrative Agent”) and the banks and other financial institutions or entities, including COBANK ACB, which are parties to the Amended Credit Agreement entered into an “Extension and Amendment Agreement”.  Pursuant to the Extension and Amendment Agreement, the lenders granted the Company’s request for certain accommodations under the Amended Credit Agreement.

                Pursuant to the Extension and Amendment Agreement, the “Termination Date” as it applies to the Company’s Revolving Loans under the Amended Credit Agreement is extended to July 31, 2008.  In addition, the due dates for principal payments with respect to the Company’s Tranche A and Tranche B Loans have been extended.  Those payments which were due on March 20, 2008, April 20, 2008, May 20, 2008, June 20, 2008 and July 20, 2008 are deferred until the Maturity Date of the applicable Tranche Loan.  Finally, the date for the Company to meet certain financial benchmarks and ratios pursuant to the Amended Credit Agreement was extended from March 1, 2008 to the Termination Date of July 31, 2008.  Commencing with the month of March, 2008, the Company is required to maintain a monthly minimum EBITDA of One Million Dollars ($1,000,000).  The Company must also escrow certain amounts each month to provide for the costs and expenses of associated with remedying certain regulatory violations at the Company’s facility in Thompson, Iowa.

                Under the Extension and Amendment Agreement, the Company is obligated to explore strategic alternatives upon such terms and conditions and within such time frames as may be mutually agreed by the Company and the lenders under the Amended Credit Agreement.  The Company will seek alternatives that provide for the mutual benefit of the Company and its lenders.  The Company is required to regularly report to the lenders regarding the status of its efforts.

                An Event of Default will occur under the Extension and Amendment Agreement if the Company fails to comply with any of the requirements of the Amended Credit Agreement or the Extension and Amendment Agreement.   In addition, the lender may declare an Event of Default upon three days written notice if the lenders reasonably believe that the Company will be unable to comply with any mutually agreed-upon arrangements regarding the Company’s strategic alternatives.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

By	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Dated:  March 17, 2008